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                                                                    Exhibit 16.1

Ernst & Young LLP
2100 One PPG Place
Pittsburgh, Pennsylvania 15222




January 13, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated January 13, 2004 of Parkvale Financial Corporation and are in agreement with the statements contained in Item 4(a). We have no basis to agree or disagree with other statements of the registrant contained therein.


                                           /s/ Ernst & Young LLP